EXHIBIT 99.1

Stamps.com Investor Contact:	Press Contact:
Stamps.com Investor Relations	Eric Nash
(310) 482-5830	Stamps.com
http://investor.stamps.com	(310) 482-5942
enash@stamps.com

STAMPS.COM ANNOUNCES INTENTION TO ACQUIRE E-COMMERCE SOFTWARE COMPANY SHIPPINGEASY

EL SEGUNDO, Calif. – June 20, 2016 – Stamps.com® (Nasdaq:STMP) today announced it has entered into a definitive agreement to acquire ShippingEasy, Inc., an Austin, Texas based company that offers web-based multi-carrier shipping software that allows online retailers and e-commerce merchants to organize, process, fulfill and ship their orders quickly and easily.

ShippingEasy’s solution features integrations with more than 40 leading marketplaces, shopping carts, and e-commerce platforms, allowing its customers to import and export fulfillment and tracking data in real time across all of their selling channels. ShippingEasy currently has integrations with eBay, PayPal, Amazon, Shopify, Bigcommerce, Magento, Volusion, Jane.com and many others. ShippingEasy’s solution downloads orders from all selling channels and automatically maps custom shipping preferences, rates and delivery options across all of its supported carriers. ShippingEasy’s easy-to-use solution also includes complimentary access to shipping specialists, helping merchants to streamline workflow and save on shipping costs.

“The acquisition of ShippingEasy represents a significant strategic investment in our e-commerce shipping business,” said Ken McBride, Stamps.com chairman and CEO.  “E-commerce driven package shipping is our fastest growing segment and this acquisition will allow us to continue to accelerate our growth in this area. ShippingEasy adds an outstanding solution to our portfolio of products which will allow us to serve the needs of more customers, and will allow us to continue to solidify our leadership in e-commerce shipping.”

“We're very excited to become a part of Stamps.com,” said Katie May, ShippingEasy CEO.  “The acquisition builds on the strong partnership we have developed and we look forward to continuing to build the ShippingEasy business with the support of the Stamps.com team.”

Stamps.com has agreed to purchase ShippingEasy for $55 million in cash which will be funded from current cash balances. In addition, performance linked equity awards will be made to key members of management that could result in the issuance of a maximum of approximately 87 thousand shares of Stamps.com common stock if performance targets are met.  The transaction is expected to close in early July, subject to standard closing conditions. Stamps.com plans for ShippingEasy to operate as a wholly-owned subsidiary led by its existing management team.

More information about ShippingEasy can be obtained by visiting http://www.shippingeasy.com.

About Stamps.com

Stamps.com (Nasdaq: STMP) is the leading provider of postage online and shipping software solutions to approximately 650 thousand customers, including consumers, small businesses, e-commerce shippers, enterprises, and high volume shippers. Stamps.com offers solutions that help businesses run their shipping operations more smoothly and function more successfully under the brand names Stamps.com, Endicia, ShipStation and ShipWorks.  Stamps.com’s family of brands provides seamless access to mailing and shipping services through integrations with more than 400 unique partner applications.

About ShippingEasy

ShippingEasy is a leading web-based shipping software solution that allows online retailers and e-commerce merchants to organize, process, fulfill and ship their orders quickly and easily. ShippingEasy integrates with leading marketplaces, shopping carts, and e-commerce platforms to allow order fulfillment and tracking data to populate in real time across all systems. The ShippingEasy software downloads orders from all selling channels and automatically maps custom shipping preferences, rates and delivery options across all supported carriers.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements about our anticipated results that involve risks and uncertainties. Important factors, including the Company's ability to complete and ship its products, maintain desirable economics for its products and obtain or maintain regulatory approval, which could cause actual results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by STAMPS.COM, including its Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. STAMPS.COM undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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